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                                                                   Exhibit 11(a)

                            Blue Wave Systems Inc.

                    Computation of Per Share Income (Loss)
                   (in thousands, except per share amounts)
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
                                                                                        Three Months Ended
                                                                                            December 31,
                                                                                         1998          1997
                                                                                      ----------    ----------
Basic Income (Loss) Per Share:
  Net income (loss) applicable to common stock                                        $       36    $   (1,166)
                                                                                      ==========    ==========

  Weighted average shares outstanding                                                     13,028        10,592

Basic income (loss) per share                                                         $     0.00    $    (0.11)
                                                                                      ==========    ==========


Diluted Income (Loss) Per Share:
  Weighted average shares outstanding                                                     13,028        10,592

  Effect of common stock equivalents:
     Options granted                                                                         968           N/A
     Weighted average exercised options outstanding for portion of period,
        net of equivalent shares purchased at average fair market value                        8           N/A
     Effect of using option proceeds to repurchase common stock at
        average fair market value                                                           (335)          N/A
                                                                                      ----------    ----------
             Total common stock equivalents                                                  641             -
                                                                                      ----------    ----------
                                                                                          13,669        10,592
                                                                                      ----------    ----------

Diluted income (loss) per share                                                       $     0.00    $    (0.11)
                                                                                      ==========    ==========
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